UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 9, 2013

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On August 9, 2013, Global Axcess Corp. (the “Company”) and its subsidiaries entered into a Debtor-In-Possession Loan Agreement with Fifth Third Bank (the “Lender”), as modified by any order of the Bankruptcy Court (as defined below) approving the financing (the “DIP Loan Agreement”). Pursuant to the DIP Loan Agreement, the Lender agreed to provide an aggregate $16,729,164.58 in senior secured, super-priority debtor-in-possession financing (“DIP Financing”) to the Company comprised of a $7,578,233.00 DIP Term Loan A, a $5,150,931.58 DIP Term Loan B, and a $4,000,000.00 revolving facility. The substantial portion of the DIP Financing proceeds will be used to repay the Company’s Loan and Security Agreement, dated June 18, 2010, and related loans made thereunder, as amended, and the Master Equipment Lease Agreement, dated June 18, 2010, and the loans made thereunder, as amended (collectively, the “Debt Documents”), and approximately $1,500,000.00 of the funds contained in the DIP Financing will be available to the Company to fund operations pending closing of the Company’s contemplated strategic transactions, including closing of the Asset Purchase Agreement.

The DIP Financing is related to the voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, filed by the Company and its subsidiaries, Nationwide Money Services, Inc., a Nevada corporation, Nationwide Ntertainment Services, Inc., a Nevada corporation and EFT Integration, Inc., a Florida corporation (together, the “Debtors”), on August 5, 2013, in the United States Bankruptcy Court for the District of Nevada (Reno Division) (the “Bankruptcy Court”). The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

The foregoing description of the DIP Loan Agreement is qualified in its entirety by reference to the text of the DIP Loan Agreement, a copy of which is attached to this Report as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the DIP Loan Agreement and the related DIP Financing set forth above in Item 1.01, and Exhibit 4.1 attached hereto, is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD.

The Company’s management has noticed high trading volume in the Company’s common stock, $0.001 par value, following its filing of Chapter 11 with the Bankruptcy Court on August 5, 2013. Stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case, the Company’s management strongly believes that it is highly unlikely that all such claims will be fully satisfied. Accordingly, it is expected that the Company’s equity holders will experience a complete loss of their investment as a result of the Company’s Chapter 11 bankruptcy proceedings, as previously disclosed in the Company’s Form 8-K filed on August 6, 2013 and in its Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Debtor-In-Possession Loan Agreement, dated August 9, 2013, by and between Global Axcess Corp (and affiliates) and Fifth Third Bank.

Forward-Looking Statements

In addition to historical information, this Report contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Report are forward-looking statements. These statements speak only as of the date of this Report, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise.

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities. As previously disclosed in the Company’s risk factors set forth in its Form 10-K for the fiscal year ended December 31, 2012, as a result of the Company’s filing under Chapter 11 with the Bankruptcy Court, it is expected that the Company’s equity holders will experience a complete loss of their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: August 14, 2013	By:	/s/ Kevin L. Reager
	Name:	Kevin L. Reager
	Title:	President

EXHIBIT INDEX

Exhibit	Description

4.1	Debtor-In-Possession Loan Agreement, dated August 9, 2013, by and between Global Axcess Corp (and affiliates) and Fifth Third Bank.